UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)                                            December 5, 2008

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:  (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2008, Southern Community Financial Corporation (the “Company”) announced that on that date it had entered into a Letter Agreement, including the Securities Purchase Agreement – Standard Terms (together with the Letter Agreement, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to the Treasury (i) 42,750 shares of the Company’s  Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,623,418 shares of the Company’s common stock, no par value (the “Common Stock”), for an aggregate purchase price of $42.75 million in cash.  The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirely by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The Company may not redeem the Preferred Stock during the first three years following the investment by Treasury, except with the proceeds from a “Qualified Equity Offering” (as defined in the Articles of Amendment described in Item 5.03 and attached as Exhibit 3.1 hereto and incorporated by reference herein).  After three years, the Company may, at its option, redeem the Preferred Stock at its liquidation preference plus accrued and unpaid dividends.  The Preferred Stock is generally non-voting.  The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Articles of Amendment.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an initial per share exercise price of $3.95.  The Warrant has anti-dilution protections, registration rights and certain other protections for the holder.  If the Company receives aggregate gross cash proceeds of not less than $10.69 million from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.  The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant Certificate, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Pro forma financial statements showing the additional capital as of September 30, 2008 are attached and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The issuance and sale of the Preferred Stock and the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, upon issuance of the Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the Company’s last quarterly cash dividend per share ($0.04) declared on the Common Stock as of October 22, 2008.  The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted.  These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties.

In addition, pursuant to the Articles of Amendment described in Item 5.03 below, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.  “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02 Compensatory Arrangement of Certain Officers.

Pursuant to the terms of the Purchase Agreement, the Company is required to have in place certain limitations on the compensation of certain executives, applicable in certain situations.  In that regard, the top five senior executive officers of the Company executed and delivered a Waiver of Executive Compensation Agreement (the “Waiver”), whereby the executive voluntarily released the Company from any and all obligations to pay compensation prohibited by Section 111 of the Emergency Economic Stabilization Act of 2008 or any regulations promulgated thereunder and waives any present or future claims against the Company for any changes to executive’s regular, bonus, or incentive compensation or benefit related arrangements, agreements or policies and any other changes required to be made by Treasury to comply with the terms of the Purchase Agreement.

Item 5.03 Amendments to Articles of Incorporation and Bylaws.

On December 3, 2008, the Company filed Articles of Amendment for the purpose of amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of a series of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, with a liquidation preference of $1,000 per share (the “Preferred Stock”) in connection with the Purchase Agreement.  The Articles of Amendment was effective immediately upon filing.  A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial data set forth below has been derived by the application of pro forma adjustments to the Company’s historical financial statements for the year ended December 31, 2007 and the nine months ended September 30, 2008.  The unaudited pro forma consolidated financial data gives effect to the events discussed below as if they had occurred January 1, 2007 in the case of the income statement data and September 30, 2008 in the case of the balance sheet data.  The key assumptions in the following pro forma statements include the following:

•	The issuance of preferred stock under Treasury’s Capital Purchase Program for $42.75 million, and

•	The issuance of a warrant to purchase approximately 1,623,418 shares of Southern Community common stock, under the Capital Purchase Program.

The pro forma financial information below assumes that the Company received proceeds from the sale of Preferred Stock to the Treasury and deposited the funds into a noninterest bearing account during the periods presented.  This pro forma impact does not represent the planned use of the Preferred Stock.

We present unaudited pro forma consolidated balance sheet data, including selected line items from our balance sheet and capital ratios, as of September 30, 2008.  We also present unaudited pro forma condensed consolidated income statements for the year ended December 31, 2007 and the nine months ended September 30, 2008.  The following unaudited pro forma consolidated financial data is not necessarily indicative of the financial position or results of operations that actually would have been attained had proceeds from the Capital Purchase Program been received, or the issuance of the warrant pursuant to the Capital Purchase Program been made, at the dates indicated, and is not necessarily indicative of the financial position or results of operations that will be achieved in the future.

These tables should be read in conjunction with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements for the nine months ended September 30, 2008 included in our Quarterly Report on Form 10-Q for the quarter then ended and our audited consolidated financial statements for the year ended December 31, 2007 and related notes and other financial information included in our Annual Report on Form 10-K for the year then ended.

SOUTHERN COMMUNITY FINANCIAL CORPORATION
Condensed Consolidated Statements of Financial Condition

		As of September 30, 2008
		Actual	Proforma (1)
		(Unaudited)
		(Amounts in thousands, except share data)
Assets
Cash and due from banks (1)		$27,453	$70,203
Federal funds sold		2,605	2,605
Investment securities
Available for sale, at fair value		271,798	271,798
Held to maturity, at amortized cost		41,315	41,315

Loans held for sale		920	920

Loans		1,323,360	1,323,360
Allowance for loan losses		(17,929)	(17,929)
	Net Loans	1,305,431	1,305,431

Premises and equipment, net		39,264	39,264
Goodwill		49,792	49,792
Other assets		59,283	59,283

	Total Assets	$1,797,861	$1,840,611
Liabilities and Stockholders’ Equity
Deposits
Demand		$104,988	$104,988
Money market, NOW and savings		523,949	523,949
Time		634,037	634,037
	Total Deposits	1,262,974	1,262,974

Short-term borrowings		135,444	135,444
Long-term borrowings		243,056	243,056
Other liabilities		13,549	13,549

	Total Liabilities	1,655,023	1,655,023

Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized; 42,750 shares
issued and outstanding at September 30, 2008 as adjusted (2)		-	40,660
Common stock, no par value, 30,000,000 shares authorized; issued and
outstanding 17,370,175 shares at September 30, 2008 (2)		118,673	120,763
Retained earnings		24,276	24,276
Accumulated other comprehensive income (loss)		(111)	(111)
	Total Stockholders’ Equity	142,838	185,588
Commitments and contingencies

	Total Liabilities and Stockholders' Equity	$1,797,861	$1,840,611

(1)
The pro forma financial information reflects the issuance of 42,750 shares of Southern Community Financial Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant to purchase 1,623,418 shares of the Company’s common stock.  The proceeds of the issuance were $42.75 million. The balance sheet data gives effect to the equity proceeds as of the balance sheet date.

(2)	The carrying value of the preferred stock and warrant to purchase common stock are based on their relative fair value at issue date.

SOUTHERN COMMUNITY FINANCIAL CORPORATION
Condensed Consolidated Statements of Operations

	Nine Months Ended September 30, 2008
	Actual	Proforma (1)
	(Unaudited)
	(Amounts in thousands, except per share data)

Interest Income	$72,464	$72,464
Interest Expense	37,823	37,823
Net Interest Income	34,641	34,641
Provision for Loan Losses	5,805	5,805
Net Interest Income after Provision for Loan Losses	28,836	28,836

Non-Interest Income	8,764	8,764
Non-Interest Expense	31,436	31,436
Net Income Before Tax Expense	6,164	6,164
Income Tax Expense	1,868	1,868
Net Income	$4,296	$4,296

Effective dividend on preferred stock (2)	-	1,898
Net income available to common shareholders	$4,296	$2,398

Net Income Per Common Share
Basic	$0.25	$0.14
Diluted	0.25	0.14

Weighted Average Common Shares Outstanding (3)
Basic	17,361,257	17,361,257
Diluted	17,406,558	17,604,558

	Year Ended December 31, 2007
	Acutal	Proforma (1)
	(Unaudited)
	(Amounts in thousands, except per share data)

Interest Income	$98,908	$98,908
Interest Expense	55,141	55,141
Net Interest Income	43,767	43,767
Provision for Loan Losses	2,775	2,775
Net Interest Income after Provision for Loan Losses	40,992	40,992

Non-Interest Income	11,331	11,331
Non-Interest Expense	40,900	40,900
Net Income Before Tax Expense	11,423	11,423
Income Tax Expense	3,869	3,869
Net Income	$7,554	$7,554

Effective dividend on preferred stock (2)	-	2,508
Net income available to common shareholders	$7,554	$5,046

Net Income Per Common Share
Basic	$0.43	$0.29
Diluted	0.43	$0.28

Weighted Average Common Shares Outstanding (3)
Basic	17,559,352	17,559,352
Diluted	17,624,399	17,822,399

(1)
The income statement data gives effect to the equity proceeds at the beginning of the period.  The funds received from the preferred stock issue are assumed to be invested in a non-interest bearing transaction account.  Subsequent redeployment of the funds is anticipated but the timing of such redeployment is uncertain.

(2)
This amount includes dividends paid on the preferred stock and accretion of the discount recorded at issuance.  The discount on the preferred stock is amortized over a five year period using the effective yield method.

(3)	The pro forma weighted average diluted shares outstanding includes the estimated effect of the exercise of the warrant and are accounted for under the treasury stock method.
(4)	The issuance costs incurred are immaterial; therefore, no effect was given in the proforma.

In addition to the pro forma condensed financial statements presented above, the following table shows the Company’s historical regulatory capital ratios as of September 30, 2008, as well as pro forma ratios for the investment under the Treasury’s Capital Purchase Program as if such investment had been made as of September 30, 2008.

	At September 30, 2008,
Regulatory Capital Ratios	Actual	Proforma (1)

Tier 1 Leverage Ratio	7.83%	10.29%

Tier 1 Risk-Based Capital Ratio	9.34%	12.28%

Total Risk-Based Capital Ratio	10.67%	13.61%

(1)	The funds received from the preferred stock issue are assumed to be invested in a non-interest bearing transaction account.

At September 30, 2008 the Company had capital ratios in excess of those required to be considered well-capitalized under banking regulations.

(d)   Exhibits

3.1	Articles of Amendment of Southern Community Financial Corporation, with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series A dated December 3, 2008

4.1	Warrant to Purchase Common Stock of Southern Community Financial Corporation dated December 5, 2008

10.1
Letter Agreement including the Securities Purchase Agreement-Standard Terms incorporated herein, between Southern Community Financial Corporation and The United States Department of the Treasury, dated December 5, 2008.

99.1	Press Release of Southern Community Financial Corporation announcing the closing of the investment by Treasury, dated December 5, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

December 11, 2008	By:	/s/ James Hastings
Name: James Hastings
Title: Executive Vice President and Chief Executive Officer